UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report
(Date of earliest event reported)
November 3, 2017

              Regal Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  200 State Street, Beloit, Wisconsin 53511-6524
(Address of principal executive offices, including zip code)

  (608) 364-8800
(Registrant’s telephone number, including area code)

              Not Applicable
(Former name or former address, if changed since last report)
_______________________
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 3, 2017, Charles A. Hinrichs notified Regal Beloit Corporation (the “Company”) of his intent to retire as Vice President and Chief Financial Officer of the Company, effective as of March 31, 2018. In connection with Mr. Hinrichs’ retirement notification, on November 3, 2017, the Board of Directors appointed Robert J. Rehard to succeed Mr. Hinrichs as the Company’s Vice President and Chief Financial Officer, effective as of April 1, 2018.
Mr. Rehard, age 49, joined the Company in January 2015 as Vice President, Corporate Controller and Principal Accounting Officer. In January 2017, Mr. Rehard was appointed as Vice President, Financial Planning & Analysis with responsibility for the Company’s global finance organization. Over the last twenty years, Mr. Rehard has held leadership roles in the areas of operations accounting, corporate accounting and financial planning and analysis. Prior to joining the Company, he served in various roles of increasing responsibility with Eaton Corporation (a multinational power management company), Cooper Industries (a worldwide electrical products manufacturer now owned by Eaton Corporation), Masco Corporation (a manufacturer of home improvement and building products), Emerson Electric Co. (a global manufacturing and technology company) and Deloitte & Touche LLP (a multinational professional services firm).
Mr. Rehard does not have any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K nor any family relationships reportable under Item 401(d) of Regulation S-K.
In connection with his appointment, Mr. Rehard will receive an increased base salary effective as of January 1, 2018. Mr. Rehard will also be eligible to participate in all compensation and benefit programs generally available to the Company’s executive officers, including the Company’s incentive compensation plan, long term incentive compensation programs and the Company’s Supplemental Defined Contribution Retirement Plan. Mr. Rehard will also receive an automobile for business purposes. In addition, following the effective time of Mr. Rehard’s appointment as the Company’s Vice President and Chief Financial Officer, the Company expects that Mr. Rehard will enter into a Key Executive Employment and Severance Agreement with the Company.
A copy of the news release related to Mr. Hinrichs’ retirement and Mr. Rehard’s appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(a)    Not applicable.
(b)    Not applicable.
(c)    Not applicable.
(d)    Exhibits. The following exhibit is being filed herewith:

REGAL BELOIT CORPORATION
Exhibit Index to Report on Form 8-K

Exhibit Number	Exhibit Description
99.1	News Release of Regal Beloit Corporation, dated November 6, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION
Date: November 6, 2017	By: /s/ Thomas E. Valentyn Thomas E. Valentyn Vice President, General Counsel and Secretary